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                                                                   EXHIBIT 10.31

                                SYNON CORPORATION

                 ==============================================

                               SILICON VALLEY BANK

                               AGREEMENT & BACKUP

                                   MARCH 1994






                               Synon Confidential



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                                SYNON CORPORATION
                                   SYNON, INC.
                           LOAN AND SECURITY AGREEMENT

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                                    TABLE OF CONTENTS


                                                                                              Page
                                                                                              ----
1.       DEFINITIONS AND CONSTRUCTION..........................................................  1
         1.1      Definitions..................................................................  1
         1.2      Accounting Terms.............................................................  8

2.       LOAN AND TERMS OF PAYMENT.............................................................  9
         2.1      Revolving Advances...........................................................  9
         2.2      Overadvances.................................................................  9
         2.3      Accounts Collection..........................................................  9
         2.4      Interest Rates, Payments, and Calculations...................................  9
         2.7      Additional Costs.............................................................  10
         2.8      Term.........................................................................  11

3.       CONDITIONS OF LOANS...................................................................  11
         3.1      Conditions Precedent to Initial Loan.........................................  11
         3.2      Conditions Precedent to all Loans............................................  11

4.       CREATION OF SECURITY INTEREST.........................................................  12
         4.1      Grant of Security Interest...................................................  12
         4.2      Delivery of Additional Documentation Required................................  12
         4.3      Right to Inspect.............................................................  12

5.       REPRESENTATIONS AND WARRANTIES........................................................  12
         5.1      Due Organization and Qualification...........................................  12
         5.2      Due Authorization; No Conflict...............................................  12
         5.3      No Prior Encumbrances........................................................  12
         5.4      Bona Fide Accounts...........................................................  13
         5.5      Merchantable Inventory.......................................................  13
         5.6      Name; Location of Chief Executive Office.....................................  13
         5.7      Litigation...................................................................  13
         5.9      Solvency.....................................................................  13
         5.10     Regulatory Compliance........................................................  13
         5.11     Environmental Condition......................................................  13
         5.12     Taxes........................................................................  14
         5.13     Subsidiaries.................................................................  14
         5.14     Government Consents..........................................................  14
         5.15     Full Disclosure..............................................................  14

6.       AFFIRMATIVE COVENANTS.................................................................  14
         6.1      Good Standing................................................................  14
         6.2      Government Compliance........................................................  14
         6.3      Financial Statements, Reports, Certificates..................................  14
         6.4      Returns......................................................................  15
         6.5      Taxes........................................................................  15
         6.6      Insurance....................................................................  15
         6.7      Principal Depository.........................................................  16
         6.8      Quick Ratio..................................................................  16
         6.9      Additional Quick Ratio.......................................................  16
         6.10     Debt-Net Worth Ratio.........................................................  16
         6.11     Profitability................................................................  16
         6.13     Further Assurances...........................................................  16




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
7.       NEGATIVE COVENANTS....................................................................  16
         7.2      Change in Business...........................................................  17
         7.3      Mergers or Acquisitions......................................................  17
         7.4      Indebtedness.................................................................  17
         7.5      Encumbrances.................................................................  17
         7.6      Distributions................................................................  17
         7.7      Investments..................................................................  17
         7.8      Transactions with Affiliates.................................................  17
         7.9      Subordinated Debt............................................................  18
         7.10     Inventory....................................................................  18
         7.11     Compliance...................................................................  18

8.       EVENTS OF DEFAULT.....................................................................  18
         8.1      Payment Default..............................................................  18
         8.2      Covenant Default.............................................................  18
         8.3      Attachment...................................................................  19
         8.4      Insolvency...................................................................  19
         8.5      Other Agreements.............................................................  19
         8.6      Subordinated Debt............................................................  19
         8.7      Judgments....................................................................  19
         8.8      Misrepresentations...........................................................  19

9.       BANK'S RIGHTS AND REMEDIES............................................................  19
         9.1      Rights and Remedies..........................................................  19
         9.2      Power of Attorney............................................................  20
         9.3      Bank Expenses................................................................  20
         9.4      Remedies Cumulative..........................................................  21

10.      WAIVERS; INDEMNIFICATION..............................................................  21
         10.1     Demand; Protest..............................................................  21
         10.2     Bank's Liability for Collateral..............................................  21
         10.3     Indemnification..............................................................  21
         10.4     Subrogation and Similar Rights...............................................  21
         10.5     Waivers of Notice............................................................  21
         10.6     Subrogation Defenses.........................................................  22
         10.7     Right to Settle, Release.....................................................  22
         10.8     Primary Obligation...........................................................  22
         10.9     Subordination................................................................  22
         10.10    Enforcement of Rights........................................................  23

11.      NOTICES...............................................................................  23

12.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER............................................  23

13.      GENERAL PROVISIONS....................................................................  23
         13.1     Successors and Assigns.......................................................  23
         13.2     Time of Essence..............................................................  24
         13.3     Severability of Provisions...................................................  24
         13.4     Amendments in Writing, Integration...........................................  24
         13.5     Counterparts.................................................................  25
         13.6     Survival.....................................................................  25

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         This LOAN AND SECURITY AGREEMENT is entered into as of March 17,1994, by and between SILICON VALLEY BANK ("Bank") and Synon Corporation and Synon, Inc. (individually, "Borrower" and collectively, "Borrowers").


                                    RECITALS

         Borrowers wish to borrow money from time to time from Bank, and Bank desires to lend money to Borrowers. This Agreement sets forth the terms on which Bank will lend to Borrowers, and Borrowers will repay the loan to Bank.

                                   AGREEMENT

         The parties agree as follows:

         1.      DEFINITIONS AND CONSTRUCTION

                 1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:


                          "Accounts" means all presently existing and hereafter
arising accounts, contract rights, and all other forms of obligations owing to a Borrower arising out of the sale or lease of goods or the rendering of services by such Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by such Borrower and Borrower's Books relating to any of the foregoing.

                          "Advances" has the meaning set forth in Section 2.1.

                          "Affiliate" means, with respect to any Person, any
Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person or any Affiliate of such Person or each of such Person's senior executive officers, directors, or partners.

                          "Bank Expenses" means all: reasonable costs or
expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought. The term "Bank Expenses" shall not include any items covered by Sections 2.7 or 10.3.

                          "Borrowers' Books" means all of books and records of
either Borrower including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                          "Borrowing Base" has the meaning set forth in Section
2.1 hereof.

                          "Business Day" means any day that is not a Saturday,
Sunday, or other day on which banks in the State of California are authorized or required to close.

                         "Closing Date" means the date of this Agreement.

                         "Code" means the California Uniform Commercial Code.

                         "Collateral" means the property described on Exhibit A
attached hereto.


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                          "Committed Line" means $4,000,000.

                          "Contingent Obligation" means, as applied to any
Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                          "Current Assets" means, as of any applicable date,
all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Parent and its Subsidiaries as at such date.

                          "Current Liabilities" means, as of any applicable
date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Parent and its Subsidiaries as at such date, plus, to the extent not already included therein, all Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrowers or any subsidiary to a date more than one year from the date of determination but excluding Subordinated Debt.

                          "Daily Balance" means the amount of the Obligations
owed at the end of a given day.

                          "Eligible Accounts" means those Accounts that arise
in the ordinary course of a Borrower's business from such Borrower's sale or lease of goods (including, without limitation, the licensing of software and other technology) or rendering of services that comply with all of such Borrower's representations and warranties to Bank set forth in Section 5.4 and that are and at all times shall continue to be acceptable to Bank in all respects, together with Accounts of a like character acquired by such Borrower from other entities; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon not less than thirty (30) days' notification thereof to such Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

                          (a)     Accounts that the account debtor has failed
to pay within ninety (90) days of invoice date;

                          (b)     Accounts with respect to an account debtor,
fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

                          (c)     Accounts with respect to which the account
debtor is an officer, employee, or agent of Borrower;

                          (d)     Accounts with respect to which services are
provided under fixed contract consulting arrangements or goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

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
                          (e)     Accounts with respect to which the account
debtor is an Affiliate (other than by virtue of being directly or indirectly under common ownership or control with a Borrower) of either Borrower;

                          (f)     Accounts with respect to which the account
debtor is not a resident of the United States or Canada except for Eligible Foreign Accounts and Accounts arising from products shipped to or services provided to branches or offices located in the United States of foreign account debtors as Bank may approve in writing on a case-by-case basis;

                          (g)     Accounts with respect to which the account
debtor is the United States or any department, agency, or instrumentality of the United States;

                          (h)     Accounts with respect to which Borrower is
liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

                          (i)     Accounts with respect to an account debtor,
including subsidiaries and affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage;

                          (j)     Accounts with respect to which the account
debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                          (k)     Accounts the collection of which Bank
reasonably determines after reasonable inquiry and reasonable consultation with Borrower to be doubtful by reason of the account debtor's financial condition.

                          "Eligible Foreign Accounts" means Accounts with
respect to which the account debtor is not a resident of the United States or Canada and that are: (1) covered by credit insurance in form and amount, and by an insurer satisfactory to Bank less the amount of any deductible(s) which may be or become owing thereon; or (2) supported by one or more letters of credit in favor of Bank as beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, or (3) that are owed by an account debtor that Bank may approve in writing on a case-by-case basis.

                          "Equipment" means machinery, equipment, furniture,
fixtures, vehicles, tools, parts and attachments.

                          "ERISA" means the Employment Retirement Income
Security Act of 1974, as amended, and the regulations thereunder.

                          "Excluded Intellectual Property" shall mean all
intellectual property rights (i) arising under the laws of countries other than the United States, and (ii) intellectual property rights (A) that must be registered with, and with respect to which a filing is required by the secured party with, the United States Patent and Trademark Officer or the United States Copyright Office, as applicable, to perfect a security interest in such rights, and (B) are not required to be registered under the terms of Section 6.12 hereof.

                          "Foreign Subsidiary" means all Subsidiaries of
Borrower other than Subsidiaries that are incorporated under the laws of any state of the United States.

                          "GAAP" means generally accepted accounting principles
as in effect from time to time.

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
                          "Indebtedness" means (a) all indebtedness for
borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

                          "Insolvency Proceeding" means any proceeding
commenced by or against any Person under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including a general assignment for the benefit of substantially all creditors, compositions, extension generally with substantially all of its creditors, or proceedings seeking reorganization, arrangement or other relief.

                          "Inventory" means all present and future inventory in
which either Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of such Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

                          "Investment" means any beneficial interest in
(including stock, partnership interest, or other securities of) any Person, or any loan, advance, or capital contribution to, any Person.

                          "IRC" means the Internal Revenue Code of 1986, as
amended, and the regulations thereunder.

                          "Lien" means any mortgage, lien, security interest or
other encumbrance.

                          "Loan Documents" means, collectively, this Agreement,
any note or notes executed by Borrowers, and any other agreement entered into between either Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

                          "Material Adverse Effect" means a material adverse
effect on the business operations or financial condition of Borrower and its Subsidiaries taken as a whole.

                          "Maturity Date" means April 30, 1995.

                          "Modified Cash Flow" means, for any period, net
income for such period minus any net increases in capitalized software for such period.

                          "Negotiable Collateral" means a1l of each Borrower's
present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

                          "Net Worth" means at any date as of which the amount
thereof shall be determined, the consolidated total assets of Parent and its Subsidiaries minus (ii) Total Liabilities.

                          "Non-Borrower Subsidiary" means a Subsidiary of
Parent other than Synon, Inc.

                          "Obligations" means all debt, principal, interest,
Bank expenses and other payment obligations (including all amounts charged to a Borrower's loan account pursuant to any agreement authorizing Bank to charge such Borrower's loan account), owed by a Borrower to Bank of any kind and description (whether pursuant to or evidenced by the Loan Documents, or by any other agreement between Bank and a Borrower).

                          "Parent" means Synon Corporation, a Delaware
corporation.

                          "Periodic Payments" means all installments or similar
recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

                          "Permitted Indebtedness" means:

                          (a)     Indebtedness of a Borrower in favor of Bank
arising under this Agreement or any other Loan Document;

                          (b)     The existing Indebtedness disclosed on the
schedule of exceptions attached hereto (the "Schedule");

                          (c)     Subordinated Debt;

                          (d)     Indebtedness to trade creditors incurred in
the ordinary course of business;

                          (e)     Indebtedness of any Non-Borrower Subsidiary
to a Borrower and Contingent Obligations of any Non-Borrower Subsidiary with respect to obligations of a Borrower (provided that the primary obligations are not prohibited hereby); provided that the incurrence of such Indebtedness or Contingent Obligations, as the case may be, does not result in a violation of
Section 7.6 as a consequence of the provisos set forth in paragraph (d) of the definition of "Permitted Investments;"

                          (f)     (i) Indebtedness of a Borrower to any
Subsidiary and Contingent Obligations of a Non-Borrower Subsidiary with respect to obligations of any Borrower (provided that the primary obligations are not prohibited hereby), (ii) Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby) and (iii) Indebtedness of one Borrower to the other Borrower and Contingent Obligations of one Borrower to the Other Borrower with respect to obligations of any other Borrower (provided that the primary obligations are not prohibited hereby);

                          (g)     Indebtedness secured by Permitted Liens;

                          (h)     Other Indebtedness not otherwise permitted by
Section 7.5 not exceeding $100,000 in the aggregate outstanding at any time;

                          (i)     Indebtedness by a Borrower and its
Subsidiaries consisting of guarantees (and other credit support) of the obligations of vendors and suppliers of a Borrower or its Subsidiaries in respect of transactions entered into in the ordinary course of business provided that such guarantees (and other credit support) shall not at any time exceed $100,000; and

                          (j)     Extensions, refinancings, modifications,
amendments and restatements of any of items of Permitted Indebtedness (a) through (i) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

                          "Permitted Investment" means:

                          (a)     Investments existing on the Closing Date
disclosed in the Schedule;

                          (b)     (i) marketable direct obligations issued or
unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank, and (iv) any Investments permitted by Parent's investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by the Bank, which approval shall not be unreasonably withheld;

                          (c)     Investments consisting of the endorsement of
negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                          (d)     Investments (whether consisting of the
purchase of securities, loans, capital contributions or otherwise, but excluding Investments permitted under clause (o) of this definition of Permitted Investments) of a Borrower in or to Non-Borrower Subsidiaries and Investments by a Borrower in or to companies which simultaneously with such Investments become Subsidiaries, provided that the sum of (i) all such Investments by the Borrowers in or to Non-Borrower Subsidiaries, plus (ii) Contingent Obligations of Borrowers outstanding at any time with respect to the obligations of Non-Borrower Subsidiaries, minus the sum of (x) Investments by Non-Borrower Subsidiaries in or to either Borrower, plus (y) payments to either Borrower on account of Investments by either Borrower in or to Non-Borrower Subsidiaries, plus (z) distributions or dividends by Non-Borrower Subsidiaries to either Borrower, in each case, made, incurred or arising on or after the date hereof, does not at any time exceed $1,000,000; provided, further, that to the extent that inter-company royalties due to a Borrower constitute Investments, such inter-company royalties shall not be counted in the foregoing limitation (but such royalties due shall be Permitted Investments);

                          (e)     Investments (whether consisting of the
purchase of securities, loans, capital contributions, or otherwise) of Subsidiaries in or to other Subsidiaries or in Borrower;

                          (f)     Investments consisting of receivables owing
to Borrower or its Subsidiaries by Persons and advances to customers or suppliers, in each case, if created, acquired or made in ordinary course of business; provided that this paragraph (f) shall not apply to Investments owing by Subsidiaries to Borrower;

                          (g)     Investments consisting of (i) compensation of
employees, officers and directors of Borrower or its Subsidiaries so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries, (iv) other loans to officers and employees approved by the Board of Directors in an aggregate amount not in excess of $50,000 outstanding at any time;

                          (h)     Investments (including debt obligations)
received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of, and other disputes with, customers or suppliers arising in the ordinary course of business;

                          (i)     Investments pursuant to or arising under
currency agreements or interest rate agreements;

                          (j)     Investments consisting of notes receivable
of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates in the ordinary course of business; provided that this paragraph (j) shall not apply to Investments by Borrower in any Subsidiary,

                          (k)     Investments constituting acquisitions
permitted under Section 7.3;

                          (l)     Deposit accounts of Borrower in which Bank
has a Lien prior to any other Lien;

                          (m)     Deposit accounts of any Subsidiaries
maintained in the ordinary course of business;

                          (n)     Investments accepted in connection with
Transfers permitted by Section 7.1;

                          (o)     Investments of a Borrower in any Subsidiary
consisting of transfers of cash or cash equivalents for marketing, general administration and other operating activities but not in excess of $750,000 in any fiscal year (in addition to other Investments otherwise permitted hereunder); and

                          (p)     Other Investments aggregating not in excess of
$100,000 at any time.

                          "Permitted Liens" means the following:

                          (a)     Any Liens existing as of the date hereof and
disclosed in the Schedule or arising under this Agreement and the other Loan Documents;

                          (b)     Liens for taxes, fees, assessments or other
governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

                          (c)     Liens (i) upon or in any equipment acquired or
held by the Borrower or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                          (d)     Liens consisting of leases or subleases and
license and sublicenses granted to others in the ordinary course of a Borrower's business not interfering in any material respect with the business of a Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license;

                          (e)     Liens on assets (including the proceeds
thereof and accessions thereto) that existed at the time such assets were acquired by a Borrower or any Subsidiary (including Liens on assets of any corporation that existed at the time it became or becomes a Subsidiary);

                          (f)     Liens on Equipment leased by a Borrower or
any Subsidiary pursuant to an operating lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment (including Liens pursuant to leases permitted pursuant to Section 7.1 and Liens arising from UCC financing statements regarding leases permitted by this Agreement);

                          (g)     Liens arising from judgments, decrees or
attachments in circumstances not constituting an Event of Default under Section 8.7;

                          (h)     Easements, reservations, rights-of-way,
restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the ordinary conduct of the business of a Borrower and its Subsidiaries, taken as a whole;

                          (i)     Liens in favor of customs and revenue
authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                          (j)     Liens that are not prior to the Lien of Bank
which constitute rights of set-off of a customary nature or bankers' Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business;

                          (k)     Earn-out and royalty obligations existing on
the date hereof or entered into in connection with an acquisition permitted by
Section 7.3;

                          (1)     Liens, not otherwise permitted by Section
7.5, which Liens do not in the aggregate exceed $100,000 at any time; and

                          (m)     Liens incurred in connection with the
extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a), (c) and (k) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                          "Person" means any individual, sole proprietorship,
partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                          "Prime Rate" means the variable rate of interest, per
annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                          "Quick Assets" means at any date as of which the
amount thereof shall be determined, the consolidated cash, cash equivalents, accounts receivable and investments with maturities not to exceed 90 days, of Parent and its Subsidiaries determined in accordance with GAAP.

                          "Responsible Officer" means each of the Chief
Executive Officer, the Chief Financial Officer and the Controller of Borrower.

                          "Revolving Facility" means the facility under which
Borrower may request Bank to issue cash advances or commercial letters of credit, as specified in Section 2.1 hereof.

                          "Revolving Note" means a promissory note in
substantially the form of Exhibit B attached hereto.

                          "Subordinated Debt" means any debt subordinated to the
debt owing by a Borrower to Bank on terms acceptable to Bank (and identified as being such by such Borrower and Bank).

                          "Subsidiary" means any corporation or partnership in
which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, is owned by Borrower, either directly or indirectly. Unless the context otherwise required, any reference to Subsidiary shall be a reference to a Subsidiary of Parent and any collective reference to Subsidiaries shall include Synon, Inc. unless otherwise indicated.

                          "Total Liabilities" means at any date as of which the
amount thereof shall be determined all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Parent and its Subsidiaries, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

                 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with

GAAP When used herein, the terms "financial statements" shall include the notes and schedules thereto to the extent they are audited.

         2.      LOAN AND TERMS OF PAYMENT

                 2.1 Revolving Advances. Subject to the terms and conditions of this Agreement, Bank agrees to make cash advances ("Advances") to Borrowers in an aggregate amount not to exceed the lesser of the Committed Line or the Borrowing Base, provided that Borrowers may not at any time have outstanding Advances in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) until the first date on which Parent reports in the consolidated financial statements delivered under Section 6.3 that Parent and its Subsidiaries have achieved an aggregate Modified Cash Flow of not less than One Million Dollars ($1,000,000) at any time during Borrowers' fiscal year 1994. For purposes of this Agreement "Borrowing Base" shall mean an amount equal to seventy percent (70%) of Eligible Accounts.

         To evidence the Advances, Borrowers shall execute and deliver to Bank on the date hereof the Revolving Note.

         Whenever Borrowers desire an Advance, Borrowers will notify Bank by facsimile transmission or telephone no later than 11:00 a.m. California time, one Business Day before the day the Advance is to be made. Each such notification shall be promptly confirmed by a Borrowing Certificate in substantially the form of Exhibit C hereto. Bank shall be entitled to rely on any such telephonic notice given by any person who Bank reasonably believes to be a Responsible Officer of either Borrower, and Borrowers shall indemnify and hold Bank harmless for any damage or loss suffered by Bank as a result of such reliance.

         Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer of either Borrower, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank will credit the amount of Advances made under this Section 2.1 to a Borrower's loan account. Amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement so long as no Event of Default has occurred and is continuing.

         The Revolving Facility shall terminate on the Maturity Date, at which time all amounts advanced under this Section 2.1 shall be immediately due and payable.

                 2.2 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrowers to Bank pursuant to Section 2.1 of this Agreement is greater than the lesser of (i) the Committed Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

                 2.3 Accounts Collection. Borrowers shall enter into a lockbox agreement with Bank, pursuant to which all funds received by each Borrower from any source shall immediately be deposited. Borrower shall direct all account debtors to mail or deliver all checks or other forms of payment for amounts owing to Borrower in the ordinary course of Borrower's business to such lockbox designated by Bank. Borrower shall hold in trust as collateral for Bank all amounts that Borrower receives despite the directions to make payments to such lockbox, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit into an account held by Bank. Bank shall have a security interest in all such proceeds, but will not exercise any rights against such proceeds except upon the occurrence and during the continuance of an Event of Default.

                 2.4     Interest Rates, Payments, and Calculations.

                         (a)     Interest Rate.  Except as set forth in
Section 2.4(b), any Advances evidenced by the Note shall bear interest, on the average Daily Balance, at a rate equal to two (2.0) percentage points above the Prime Rate; provided that the rate shall be the Prime Rate plus one and one quarter (1.25) percentage points above the Prime Rate from and after the first date on which Parent reports in the financial statements delivered under Section 6.3 that Borrowers have achieved an aggregate Modified Cash Flow of not less than Two Hundred Fifty Thousand Dollars ($250,000) at any time during Borrowers' fiscal year 1994.

                          (b)     Past-Due Rate.  If all or a portion of the
principal amount of any of the Advances made hereunder or any interest accrued thereon or any Bank Expenses shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), then any such overdue amounts shall bear interest at a rate per annum which is four (4) percentage points above the rate otherwise then applicable.

                          (c)     Payments.  Interest hereunder shall be due
and payable on the last Business Day of each calendar month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against either Borrower's loan account or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Each Borrower authorizes Bank automatically to deduct from such Borrower's account or accounts with Bank the amount of any payment due hereunder.

                          (d)     Computation.  In the event the Prime Rate is
changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                 2.5 Crediting Payments. The receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds and is made to the appropriate deposit account of Bank or unless and until such check or other item of payment is honored when presented for payment.
Notwithstanding anything to the contrary contained herein, any payment (other than a wire transfer of immediately available funds) received by Bank after 11:00 a.m. California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.

                 2.6      Fees.  Borrowers shall pay to Bank the following:

                          (a)     Facility Fee.  Upon the date hereof, a
nonrefundable Commitment Fee equal to Fifteen Thousand Dollars ($15,000) (Borrower having previously paid to Bank $15,000 constituting a partial payment of the Commitment Fee), which shall be due upon the date of this Agreement and shall be fully earned and nonrefundable;

                          (b)     Financial Examination and Appraisal Fees.
Bank's customary fees and out-of-pocket expenses for Bank's audits of either Borrower's Accounts and Inventory, and for each appraisal of Collateral and financial analysis and examination of such Borrower performed from time to time by Bank or its agents (not to exceed $1,000 per audit); and

                          (c)     Bank Expenses.  Upon the date hereof, all
Bank Expenses incurred through the date hereof, including reasonable attorneys' fees (not to exceed $5,000) and expenses.

                 2.7 Additional Costs. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court of any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                          (a)     subjects Bank to any tax with respect to
payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof); or

                          (b)     imposes, modifies or deems applicable any
deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                          (c)     imposes upon Bank any other condition with
respect to their performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrowers thereof. Borrowers agree to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement in the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error; provided, however, that the Borrowers shall not be liable for any such amount attributable to any period prior to the date one hundred eighty
(180) days prior to the date of such certificate.

                 2.8 Term. This Agreement shall become effective upon the date hereof and shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

         3.      CONDITIONS OF LOANS

                 3.1 Conditions Precedent to Initial Loan. The obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                          (a)     this Agreement and the Note, each duly
executed by Borrowers;

                          (b)     a certificate of the secretary of each
Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                          (c)     an opinion of Borrowers' counsel;

                          (d)     an accounts receivable audit;

                          (e)     an intellectual property security agreement;

                          (f)     a guaranty of Synon Europe;

                          (g)     payment of the fees and Bank Expenses then due
specified in Section 2.5 herof; and


                          (h)     such other documents, and completion of such
other matters, as Bank may deem necessary or appropriate.

                 3.2 Conditions Precedent to all Loans. The obligation of Bank to make each Advance, including the initial Advance, is further subject to the following conditions:

                          (a)     timely receipt by Bank of the Borrowing
Certificate as provided in Section 2.1; and

                          (b)     the representations and warranties contained
in Section 5 shall be true and correct in all material respects on and as of the date of such Borrowing Certificate and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance.

         The making of each Advance shall be deemed to be a representation and warranty by Borrowers on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).

         4.      CREATION OF SECURITY INTEREST

                 4.1 Grant of Security Interest. Borrowers grant to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrowers of each of their respective covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral (other than Excluded Intellectual Property), and will constitute a valid, first priority security interest in Collateral acquired after the date hereof (other than Excluded Intellectual Property).

                 4.2 Delivery of Additional Documentation Required. Borrowers shall from time to time execute and deliver to Bank, at the request of Bank, all financing statements, all Negotiable Collateral and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                 4.3 Right to Inspect. Subject to Section 13.7, Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during each Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify such Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

         5.      REPRESENTATIONS AND WARRANTIES

                 Each Borrower represents and warrants as follows:

                 5.1 Due Organization and Qualification. Such Borrower is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for such states as to which any failure so to qualify is not reasonably likely to have a Material Adverse Effect on such Borrower.

                 5.2 Due Authorization: No Conflict. The execution, delivery, and performance of the Loan Documents are within such Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in such Borrower's Articles or Certificate of Incorporation as appropriate, or Bylaws, nor will they constitute an event of default under any material agreement to which such Borrower is a party or by which such Borrower is bound. Such Borrower is not in default under any agreement to which it is a party or by which it is bound, which default is reasonably likely to have a Material Adverse Effect on such Borrower.

                 5.3 No Prior Encumbrances. Such Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens. Except as disclosed in the Schedule, such Borrower has not acquired any part of the Collateral from an assignor outside the ordinary course of such assignor's business.

                 5.4 Bona Fide Accounts. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to account debtors in the ordinary course of such Borrower's business, unconditionally owed to such Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Such Borrower has not received notice of actual or imminent Insolvency Proceedings of any account debtor at the time an account due from such account debtor is included in any Borrowing Base Certificate as an Eligible Account

                 5.5 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality.

                 5.6 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, such Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of such Borrower is located at the address indicated in Section 11 hereof.

                 5.7 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against such Borrower before any court or administrative agency in which an adverse decision can be reasonably expected to have a Material Adverse Effect on such Borrower or the Collateral. Except as set forth in the Schedule, such Borrower does not have knowledge of any such pending or threatened actions or proceedings.

                 5.8 No Material Adverse Change. All financial statements relating to such Borrower (consolidated, in the case of Parent) that have been delivered by such Borrower to Bank fairly present in all material respects such Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a material adverse change in the financial condition of such Borrower since the date of the most recent of such financial statements submitted to Bank. Since such date, there has not occurred a material adverse change in Borrower's business, a material impairment of the prospect of repayment of any portion of the Obligations owing to Bank or a material impairment of the value of priority of Bank's security interest in the Collateral.

                 5.9 Solvency. Such Borrower is solvent and able to pay its debts (including trade debts) as they mature.

                 5.10 Regulatory Compliance. Such Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in such Borrower's incurring any liability that is reasonably likely to have a Material Adverse Effect on such Borrower. Such Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Such Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Such Borrower has complied with all the provisions of the Federal Fair Labor Standards Act.

                 5.11 Environmental Condition. None of such Borrower's properties or assets has ever been used by such Borrower or, to the best of such Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of such Borrower's knowledge, none of such Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by such Borrower, and such Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

                 5.12 Taxes. Such Borrower has filed or caused to be filed all material tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

                 5.13 Subsidiaries. Such Borrower does not own any stock, partnership interest or other equity securities of any entity, except for Permitted Investments,

                 5.14 Government Consents. Such Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of such Borrower's business as currently conducted except where the failure to do so is not likely to have a Material Adverse Effect.

                 5.15 Full Disclosure. The representations, warranties and other statements included in the documents, certificates and written statements furnished by each Borrower to Bank prior to or as of the date of this Agreement for use in connection with the transactions contemplated by this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact (known to such Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading (it being recognized by Bank that the projections and forecasts provided by each Borrower are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

         6.      AFFIRMATIVE COVENANTS

                 Each Borrower covenants and agrees that, until payment in full of the Obligations, such Borrower shall do or cause to be done all of the following:

                 6.1 Good Standing. Such Borrower shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify is reasonably likely to have a Material Adverse Effect on such Borrower. Such Borrower shall maintain in force all licenses, approvals and agreements, the loss of which is reasonably likely to have a Material Adverse Effect on such Borrower.

                 6.2 Government Compliance. Such Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which is reasonably likely to have a Material Adverse Effect on such Borrower.

                 6.3      Financial Statements, Reports, Certificates.  Such
Borrower shall deliver to Bank:  (a)     as soon as available, but in any event
within thirty (30) days after the end of each month, a company prepared balance sheet, income statement and cash flow statement covering such Borrower's consolidated operations during such period, certified by an officer of such Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within thirty (30) days after the end of each month, company prepared consolidating financial statements including a schedule of intercompany charges for each of such Borrower's foreign subsidiary; (c) as soon as available, but in any event within ninety (90) days after the end of such Borrower's fiscal year, audited financial statements of Borrower on a consolidated basis prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank (which audits for the years 1992 and 1993 shall contain no material changes from preliminary draft financial statements or company prepared financial statements delivered to Bank), and (at the time of filing with the appropriate tax authorities) the federal tax returns of Borrower, (d) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by such Borrower to its security holders or to any holders of Subordinated Debt; (e) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against such Borrower which may result in damages to such Borrower in excess of $250,000; and (f) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

         Within thirty (30) days of the last day of each month, Borrowers shall deliver to Bank a borrowing base certificate signed by an officer of Parent on behalf of Borrowers in substantially the form of Exhibit D hereto, together with aged listings of accounts receivable and accounts payable; provided that, for any period in which any Advances are outstanding under this Agreement, Borrowers shall deliver such borrowing base certificate semi-monthly, within
(ten) 10 days of the end of each two-week period.

         Borrowers shall deliver to Bank with the monthly financial statements a compliance certificate signed by a Responsible Officer of Parent in substantially the form of Exhibit
Exhibit E hereto.

         Bank shall have a right from time to time thereafter to audit either Borrower's Accounts at such Borrower's expense, provided that such audits will be conducted no more often than three (3) times per year unless an Event of Default has occurred and is continuing.

                 6.4 Returns. Returns and allowances, if any, as between such Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of such Borrower, as they exist at the time of the execution and delivery of this Agreement. Such Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Two Hundred Thousand Dollars ($200,000).

                 6.5 Taxes. Such Borrower shall make due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and such Borrower will make timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that such Borrower has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is adequately reserved against (to the extent required by GAAP) by such Borrower.

                 6.6      Insurance.

                          (a)     Such Borrower, at its expense, shall keep the
Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Each Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                          (b)     All such policies of insurance shall be in
such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

                 6.7 Principal Depository. Each Borrower shall maintain its depository and operating accounts with Bank, except for a single deposit account No. 4539-036939 of Synon, Inc. which will be maintained at Wells Fargo Bank with an account balance not to exceed $250,000.

                 6.8 Quick Ratio. Parent shall maintain, on a consolidated basis with its Subsidiaries, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities (excluding deferred revenue relating to maintenance income) of at least 1.05 to 1.00 for the period from the Closing Date until August 31, 1994; 1.10 to 1.0 thereafter until September 30, 1994, and 1.25 to 1.0 thereafter.

                 6.9 Additional Quick Ratio. Borrowers shall maintain, for Borrowers only and not on a consolidated basis with any other entity, as of the last day of each calendar month, a ratio of Quick Assets (of Borrowers only) to Current Liabilities (of Borrowers only) (excluding deferred revenue relating to maintenance income) of at least 1.05 to 1.00 for the period from the Closing Date until August 31, 1994; 1.10 to 1.0 thereafter until September 30, 1994, and 1.25 to 1.0 thereafter.

                 6.10 Debt-Net Worth Ratio. Parent shall maintain, on a consolidated basis with its Subsidiaries, as of the last day of each calendar month, a ratio of Total Liabilities less Subordinated Debt (and excluding deferred revenue relating to maintenance income) to Net Worth plus Subordinated Debt of not more than (i) for the period from the Closing Date to November 30, 1994, 3.00 to 1.00 and (ii) thereafter, 2.25 to 1.00.

                 6.11 Profitability. Parent shall, on a consolidated basis with its Subsidiaries, not suffer a loss in excess of Seven Hundred Fifty Thousand Dollars ($750,000) for the first fiscal quarter of 1994, shall be profitable for the second fiscal quarter of 1994, shall not suffer a loss in excess of Three Hundred Thousand Dollars ($300,000) for the third fiscal quarter of 1994 and, thereafter, shall be profitable before taxes and after taxes for each fiscal quarter.

                 6.12 Registration of Intellectual Property Rights. Borrowers shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Intellectual Property Security Agreement, dated the date hereof, delivered to Bank by Borrower, as soon as is practicable. Borrowers shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional United States material registrable intellectual property rights developed or acquired by Borrower from time to time; provided, however, that Borrower shall only be required to register (i) copyrights for source (codes and user manuals for new products that are expected to eventually constitute a material portion of Borrower's revenue, which copyrights shall be registered within 90 days of the commercial availability of such product, (ii) copyrights for source codes and user manuals for major revisions to existing registered products, (iii) patent rights to the extent that Borrower in consultation with patent counsel determines in good faith that patent protection is desirable, and
(iv) trademark rights to the extent a trademark is utilized in connection with a product which is expected to constitute or constitutes a material portion of Borrower's revenue. Borrower shall notify Bank annually of each intellectual property right registration and shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in such additional intellectual property rights.

                 6.13 Further Assurances. At any time and from time to time each Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

         7.      NEGATIVE COVENANTS

         Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations, neither Borrower will do, or permit to be done, any of the following without the prior written consent of Bank:

                 7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any Subsidiary to Transfer, all or any part of its business or property, other than: (i) Transfers in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Parent or its Subsidiaries; (iii) Transfers of worn-out or obsolete property; (iv) Transfers
which constitute liquidation of Investments permitted under Section   ;(v)
Transfers from any Subsidiary to another Subsidiary or Parent and any Transfers from either Borrower to a Non-Borrower Subsidiary that are Permitted Investments; and (vi) other Transfers not otherwise permitted by this Section
7.1 not exceeding $100,000 in any fiscal year.

                 7.2 Change in Business. Neither Parent nor any of its Subsidiaries shall engage in any business other than the businesses currently engaged in by Parent and its Subsidiaries and any business substantially similar or related thereto (or incidental thereto). Borrowers will not, without thirty (30) days prior written notification to Bank, relocate their chief executive offices.

                 7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of the Subsidiaries to merger or consolidate, with or into any other business organization, or acquire, or permit any of the Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person in any transaction valued in excess of Five Hundred Thousand Dollars ($500,000); provided that this Section 7.3 shall not apply to transactions among Borrowers and the Non-Borrower Subsidiaries in which a Borrower is the surviving entity or among the Non-Borrower Subsidiaries or to purchases of inventory, equipment or intellectual property rights in any transaction valued at less than Five Hundred Thousand Dollars ($500,000) in the ordinary course of business.

                 7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness other than Permitted Indebtedness.

                 7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of the Subsidiaries so to do, except for Permitted Liens.

                 7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, provided that (1) a Borrower may declare and make any dividend payment or other distribution payable in its equity securities, (2) a Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor, (3) Parent may repurchase shares of its Series E Preferred Stock pursuant to Section 8.01(b) of that certain Stock Purchase Agreement, dated as of August 28, 1992, between Parent and International Business Machines Corporation; provided Parent is in compliance with Sections 6.8 and 6.10 hereof before and after such repurchase and Parent has given Bank copies of all notices issued in connection with such repurchase at the same time as Parent has given the notices to International Business Machines Corporation, and (4) a Borrower may redeem or repurchase its securities in an amount in any fiscal year not exceeding $150,000 in connection with any agreement between Parent or the Subsidiaries and any officer, director, employee or consultant of Parent or its Subsidiaries entered into in the ordinary course of business wherein Parent (or its Subsidiaries) is obligated or entitled to repurchase from such officer, director, employee or consultant shares of equity securities of a Borrower (or its Subsidiaries) upon such Person's termination of employment or services or other event.

                 7.7 Investments. Directly or indirectly acquire or own or make any Investments in or to any Person, or permit any of the Subsidiaries so to do, other than Permitted Investments.

                 7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Borrower except for transactions that are in the ordinary course of such Borrower's business, upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person and except for transactions with the Non-Borrower Subsidiaries that are upon fair and reasonable terms and transactions constituting Permitted Investments.

                 7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of the Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt.

                 7.10 Inventory. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrowers shall keep the Inventory only at the location set forth in Section 11 hereof and such other locations of which the Borrowers give Bank prior written notice and as to which a Borrower signs and files a financing statement where needed to perfect Bank's security interest.

                 7.11 Compliance. Become an "investment company" or be controlled by an "investment company",' within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation is reasonably likely to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

         8.      EVENTS OF DEFAULT

                 Any one or more of the following events shall constitute an Event of Default by Borrowers under this Agreement

                 8.1 Payment Default. If Borrowers fail to pay the principal of, or any interest on, any Advances when due and payable, or any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice therefor.

                 8.2 Covenant Default. If either Borrower or Borrowers, as applicable, fail to perform any obligation under Sections 6.6, 6.7, 6.8, 6.9, 6.10 or 6.11, or violate any of the covenants contained in Article 7 (other than 7.5, 7.7, and 7.10) of this Agreement or fail or neglect to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, have failed to cure such default within ten (10) days after the Borrower receives notice thereof or any Responsible Officer of Borrower become aware thereof (provided that no Advances will be required to be made during such cure period); provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time (which shall not in any case exceed thirty (30) days), then Borrower shall have an additional reasonable period to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default; provided further that no such additional reasonable time shall be available (i) to care a failure to provide the statements, reports and other documents and information to be delivered under Section 6.3 or (ii) to cure a default if a default of a similar nature or under the same provision hereof occurred within six (6) months of such later default;

                 8.3 Attachment. If any material portion of either Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) consecutive days, or if either Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of either Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of either Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after such Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by such Borrower (provided that no Advances will be made during such cure period);

                 8.4 Insolvency. If an Insolvency Proceeding is commenced by a Borrower, or if an Insolvency Proceeding is commenced against a Borrower and is not dismissed or stayed within twenty (20) consecutive days (provided that, except as Bank may determine in its sole and absolute discretion, no Advances will be made prior to the dismissal of such Insolvency Proceeding);

                 8.5 Other Agreements. If there is a default in any agreement to which a Borrower is a party with a third party or parties or by which a Borrower is otherwise bound resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000) or which would be reasonably likely to have a Material Adverse Effect;

                 8.6 Subordinated Debt. If a Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

                 8.7 Judgments. If a final judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Fifty Thousand Dollars ($150,000) shall be rendered against a Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that, except as Bank may determine in its sole and absolute discretion, no Advances will be made prior to the satisfaction or stay of such judgment); or

                 8.8      Misrepresentations.  If any material
misrepresentation or material misstatement exists now or hereafter in any warranty or representation made to Bank by any Responsible Officer of a Borrower pursuant to this Agreement or any Loan Document.

         9.      BANK'S RIGHTS AND REMEDIES

                 9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, except as required by law, do any one or more of the following, all of which are authorized by Borrowers:

                          (a)     Declare all Obligations, whether evidenced by
this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                          (b)     Cease advancing money or extending credit to
or for the benefit of Borrowers under this Agreement or under any other agreement between either Borrower and Bank;

                          (c)     Settle or adjust disputes and claims directly
with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                          (d)     Without notice to or demand upon Borrower,
make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrowers agree to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrowers authorize Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of either Borrower's owned premises, each Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty
(120) days in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                          (e)     Without notice to either Borrower set off and
apply to the Obligations any and all (i) balances and deposits of either Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of either Borrower held by Bank;

                          (f)     Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, any Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, any Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                          (g)     Sell the Collateral at either a public or
private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Borrower's premises) as Bank determines is commercially reasonable;

                          (h)     Bank may credit bid and purchase at any public
sale; and

                          (i)     Any deficiency that exists after disposition
of the Collateral as provided above will be paid immediately by Borrowers.

                 9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, each Borrower hereby irrevocably and appoints Bank (and any of Bank's designated officers, or employees) as such Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse such Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign the name of such Borrower on any of the documents described in Section 4.5; (d) sign such Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (e) make, settle, and adjust all claims under and decisions with respect to such Borrower's policies of insurance; and (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable. The appointment of Bank as such Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

                 9.3 Bank Expenses. If any Borrower fails to pay any amounts or furnish any required proof of payment due to third Persons, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in such Borrower's loan account as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

                 9.4 Remedies Cumulative. Bank's rights and remedies under this Agreement and the Loan Documents, shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it.

         10.     WAIVERS, INDEMNIFICATION

                 10.1 Demand: Protest. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which such Borrower may in any way be liable.

                 10.2 Banks liability for Collateral. So long as Bank complies with its obligations under Section 9207 of the Code and reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

                 10.3 Indemnification. Each Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against
(a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, from, to transactions between Bank and such Borrower under this Agreement, or any other Loan Document (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

                 10.4 Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Lender under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this subsection (c)(i) shall be null and void. If any payment is made to a Borrower in contravention of this subsection (c)(i), such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

                 10.5 Waivers of Notice. Each Borrower waives notice of acceptance hereof, notice of the existence, creation or acquisition of any of the Obligations; notice of the amount of the Obligations outstanding at any time; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower's risk presentment for payment;

demand; protest and notice thereof as to any instrument; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank's failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower's risks hereunder.
Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Lender with respect to the Obligations in any manner or whatsoever.

                 10.6 Subrogation Defenses. Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

                 10.7     Right to Settle. Release.

                          (a)     The liability of Borrowers hereunder shall
not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Lender may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

                          (b)     Without notice to any Borrower and without
affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

                 10.8 Primary Obligation. This Agreement is a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of the Advance were advanced to the Borrower Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Borrowing Certificates, Borrowing Base Certificates and Compliance Certificates.

                 10.9 Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Lender to effect, to enforce and to give notice of such subordination.

                 10.10 Enforcement of Rights. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers.

         11.     NOTICES

                 Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally, delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid telefacsimile to Borrowers or to Bank, as the case may be, at its addresses set forth below:

         If to Borrowers:               Synon Corporation
                                        1100 Larkspur Landing Circle
                                        Larkspur, CA 94939
                                        Attn:  Mr. Paul K. Wilde
                                        FAX:  (415) 461-8948

                                        Synon, Inc.
                                        1100 Larkspur Landing Circle
                                        Larkspur, CA 94939
                                        Attn:  Mr. Paul K. Wilde
                                        FAX:  (415) 461-8948


         If to Bank:                    Silicon Valley Bank
                                        1731 Embarcadero Road, Suite 220
                                        Palo Alto, CA 94303
                                        Attn:  Mr. Greg Becker
                                        FAX:  (415) 812-0640


         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         12.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

                 This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of the Borrowers and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. Borrowers and Bank each hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of any of the Loan Documents or any of the transactions contemplated therein, including contract claims, tort claims, breach of duty claims, and all other common law or statutory claims. Each party recognizes and agrees that the foregoing waiver constitutes a material inducement for it to enter into this Agreement. Each party represents and warrants that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

         13.     GENERAL PROVISIONS

                 13.1 Successors and Assigns. This Agreement shall bind and inure to the benefit ot the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by either Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion.

                          (b)     Bank may sell, negotiate or grant
participations to other financial institutions in all or part of the obligations of the Borrowers outstanding under the Loan Agreements, without notice to or the approval of Borrowers; provided that any such sale, negotiation or participation shall be in compliance with the applicable federal and state securities laws and the other requirements of this Section 13.1. Notwithstanding the sale, negotiation or grant of participations, Bank shall remain solely responsible for the performance of its obligations under this Agreement, Bank shall remain the holder of the Note for all purposes under this Agreement and Borrowers shall continue to deal solely and directly with Bank in connection with this Agreement and the other Loan Documents.

                          (c)     The grant of a participation interest shall
be on such terms as the Bank determines are appropriate, provided only that (1) the holder of such a participation interest shall not have any of the rights of Bank under this Agreement except, if the participation agreement so provides, rights to demand the payment of costs of the type described in Section 2.7, provided that the aggregate amount that the Borrowers shall be required to pay under Section 2.7 with respect to any ratable share of the Committed Line or any Advance (including amounts paid to participants) shall not exceed the amount that Borrowers would have had to pay if no participation agreements had been entered into, and (2) the consent of the holder of such a participation interest shall not be required for amendments or waivers of provisions of the Loan Agreement other than those which (i) increase the amount of the Committed Line, (ii) extend the term of this Agreement, (iii) decrease the rate of interest or the amount of any fee or any other amount payable to Bank under this Agreement, (iv) reduce the principal amount payable under this Agreement, or (v) extend the date fixed for the payment of principal or interest or any other amount payable under this Agreement.

                          (d)     The Bank may assign, from time to time, all
or any portion of its pro rata share of the Committed Line and the Note to an Affiliate of the Bank or, subject to the prior written approval of Borrower (which approval will not be unreasonably withheld), to any other financial institution; provided, that (i) the amount the Committed Line being assigned pursuant to each such assignment shall in no event be less than $2,500,000 and shall be an integral multiple of $500,000 and (ii) the parties to each such assignment shall execute and deliver to Borrower an assignment agreement in a form reasonably acceptable to each. Upon such execution and delivery, from and after the effective date specified in such assignment agreement (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment agreement, have the rights and obligations of a Bank hereunder and (y) Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, relinquish its rights and be released from its obligations under this Agreement (other than pursuant to this Section 13.1(d)), and, in the case of an assignment agreement covering all or the remaining portion of Bank's rights and obligations under this Agreement, Bank shall cease to be a party hereto. In the event of as assignment hereunder, the parties agree to amend this Agreement to the extent necessary to reflect the mechanical changes which are necessary to document such assignment and which are standard for a multi-bank credit facility. Each party shall bear its own expenses (including without limitation attorneys' fees and costs) with respect to such an amendment.

                 13.2 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

                 13.3 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                 13.4 Amendments in Writing, Integration. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement.

                 13.5 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                 13.6 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrowers to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run, provided that so long as the obligations set forth in the first sentence of this Section 13.6 have been satisfied, and Bank shall have no commitment to make any Advances or to make any other loans to Borrowers, Bank shall release all security interests granted hereunder and redeliver all Collateral held by it to Borrowers.

                 13.7 Confidentiality. In handling any confidential information of Borrowers Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Advances, provided that they have entered into a comparable confidentiality agreement in favor of Borrowers and have delivered a copy to Borrowers, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, provided that Borrowers are notified and given an opportunity to seek a protective order, and (iv) as may be required in connection with the examination, audit or similar investigation of Bank. Notwithstanding any provision of this Agreement to the contrary, prior to the occurrence of an Event of Default neither Borrower nor any of its Subsidiaries will be required to disclose, permit the inspection, examination, copying or making extracts of, or discussions of; any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information (provided that the terms of agreements that generate Accounts shall not be deemed to be "non-financial trade secrets or proprietary information"), or (ii) in respect to which disclosure to Bank (or designated representative) is then prohibited by (a) law, or (b) an agreement binding upon Borrowers or any Subsidiary that was not entered into by Borrowers or such Subsidiary for the primary purpose of concealing information from Bank.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        SYNON CORPORATION


                                        By:  /s/ Richard Goldberg
                                           ---------------------------------
                                        Title:  President & CEO
                                              ------------------------------
                                        By: /s/ Greg Becker
                                            --------------------------------
                                        Title:  V. P. Finance & CFO
                                              ------------------------------

                                         SYNON, INC.


                                         By:  /s/ Richard Goldberg
                                            ----------------------------------
                                         Title:  President & CEO
                                               -------------------------------
                                         By:  /s/ Paul Wilde
                                            ----------------------------------
                                         Title:  V. P. Finance & CFO
                                               -------------------------------

                                         SILICON VALLEY BANK

                                         By:  /s/ Greg Becker
                                            ----------------------------------
                                         Title:  A. V. P.
                                               -------------------------------

                                    EXHIBIT A


         The Collateral shall consist of all right, title and interest of each Borrower in and to the following:


         (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of such Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

         (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to such Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by such Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by such Borrower and Borrower's Books relating to any of the foregoing;

         (e) All documents, cash, deposit accounts, securities (other than the outstanding Capital Stock of Non-Borrower Subsidiaries), letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired;

         (g) All trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired;

         (h) All mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

         (i) All claims for damages by way of any past, present and future infringement of any of the rights described above; and

         (j) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT B

                           Revolving Promissory Note

$4,000,000                                               Santa Clara, California
                                                                  March___, 1994


         FOR VALUE RECEIVED, the undersigned, Synon Corporation and Synon, Inc. (the "Borrowers"), jointly and severally promise to pay to the order of Silicon Valley Bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrowers under the terms of the Loan Agreement (as defined below) up to a maximum principal amount of Four Million Dollars ($4,000,000). Borrowers shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms of the Loan and Security Agreement between Borrowers and Bank of even date herewith, as amended from time to time (the "Loan Agreement") on the last Business Day of each month after an Advance has been made. The entire principal amount and all accrued interest shall be due and payable on April 30, 1995.

         Borrowers irrevocably waive after the occurrence and during the continuance of an Event of Default the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrowers, and each Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrowers as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

         Bank is hereby authorized by Borrowers to endorse on Bank's book and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrowers with respect to Advances made hereunder, and payments of principal by Borrowers shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

         Each Borrower promises to pay Bank all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrowers waive presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

         This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

         This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of California, excluding conflicts of laws principles.

                                 SYNON CORPORATION
                                 By:  _________________________________
                                 Title:  ______________________________
                                 SYNON, Inc.
                                 By:  _________________________________
                                 Title:  ______________________________

                                   EXHIBIT C

                             BORROWING CERTIFICATE

         The undersigned hereby certifies as follows:

         I, _______________, am the duly elected and acting _______________ of
Synon Corporation.

         This certificate is delivered pursuant to Section 2.1 of that certain Loan and Security Agreement by and between Synon Corporation and Synon, Inc. (collectively, "Borrowers") and Silicon Valley Bank ("Bank") (the "Loan Agreement"). This certificate is made on behalf of both Borrowers. The terms used in this Borrowing Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

         Borrower is confirming its telephone request made on __________, 19___ for an Advance as follows:

                           (a) The date on which the Advance is to be made is __________, 19___.

                           (b)      The amount of the Advance is to be
                                    $_________.

         All representations and warranties of Borrower stated in the Loan Agreement are true, accurate and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, accurate and complete in all material respects as of such date.

         IN WITNESS WHEREOF, this Borrowing Certificate is executed by the undersigned as of this __________ day of ___________, 199__.


                                SYNON CORPORATION

                                By:  _____________________________
                                Title:  __________________________

                                   EXHIBIT D

                           BORROWING BASE CERTIFICATE

--------------------------------------------------------------------------------

Borrower:    Synon Corporation                  Silicon Valley Bank
             Synon, Inc.                        1731 Embarcadero Road, Suite 220
             1100 Larkspur Landing Circle       Palo Alto, CA 94303
             Larkspur, CA 94939

Commitment Amount:        $4,000,000

--------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE
1.       Accounts Receivable Book Value as of _______                 $_________
2.       Additions (please explain on reverse)                        $_________
3.       TOTAL ACCOUNTS RECEIVABLE                                    $_________

ACCOUNTS RECEIVABLE DEDUCTIONS
4.       Amounts over 90 days due                         $__________
5.       Balance of 50% over 90 day accounts              $__________
6.       Concentration Limits                             $__________
7.       Foreign Accounts                                 $__________
8.       Governmental Accounts                            $__________
9.       Contra Accounts                                  $__________
10.      Promotion or Demo Accounts                       $__________
11.      Intercompany/Employee Accounts                   $__________
12.      Other,incl. fixed contract consulting accts      $__________
         (explain on reverse)
13.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                        $__________
14.      Eligible Accounts (No. 13 - No. 14)                         $__________
15.      LOAN VALUE OF ACCOUNTS (70% of No. 14)




BALANCES
16.      Maximum Loan Amount                                         $__________
17.      Total Funds Available (Lesser of #16 or #15)                $__________
18.      Present balance owing on Line of Credit                     $__________
19.      Outstanding under Sublimits ( )                             $__________
20.      RESERVE POSITIVE (#17-#18 and #19)                          $__________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base
Certificate complies with the representations and warranties set forth in
Section 5.4 of the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:
                                                            BANK USE ONLY

                                                  Rec'd By:_____________________
                                                           Auth. Signer
_______________________________                   Date:_________________________

                                                  Verified:_____________________
By:____________________________                            Auth. Signer
   Authorized Signer                              Date:_________________________
                                                       __________________________


                                   EXHIBIT E

                             COMPLIANCE CERTIFICATE


TO:            SILICON VALLEY BANK
               1731 Embarcadero Road, Suite 220
               Palo Alto, CA 94303

FROM:          Synon Corporation
               Synon,Inc.
               1100 Larkspur Landing Circle
               Larkspur, CA 94939

         The undersigned authorized officer of Synon Corporation hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the "Agreement"), (i) Borrowers are in complete compliance for the period ending ________ of all required conditions and terms except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true, accurate and complete in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principals (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes.


                                  Please indicate compliance status by circling Yes/No under "Complies" column.
         Reporting Covenant                  Required                                                      Complies
         ------------------                  --------                                                      --------
         Monthly financial statements        Monthly within 30 days                                      Yes    No
         Annual (CPA Audited)                FYE within 90 days                                          Yes    No
         Consolidating financials            Monthly within 30 days                                      Yes    No
         A/R & A/P Agings                    Monthly within 15 days                                      Yes    No
         A/R Audit                           Initial and up to 3 annually                                Yes    No

         Financial Covenant       Required                                   Actual                        Complies
         ------------------       --------                                   ------                        --------

         Maintain on a Monthly
         Basis:
          Minimum Quick Ratio     1.05:1/1.1:1/1.25:1                        _____:1.0                   Yes    No
          Additional Quick        1.05:1/1.1:1/1.25:1                        _____:1.0                   Yes    No
            Ratio
          Maximum Debt/NW         3.0:1/2.25:1                               _____:1.0                   Yes    No
          Profitability           Ql:(75O,OOO);                              $________                   Yes    No
                                  Q2:  Profitable;                           $________
                                  Q3:  (300,000);                            $________
                                  Q4:  Profitable                            $________

                                                                                          BANK USE ONLY
COMMENTS REGARDING EXCEPTIONS:
                                                                                Received by:___________________
                                                                                              AUTHORIZED SIGNER
Sincerely,
_____________________________                                                   Date:__________________________
SIGNATURE
                                                                                Verified:______________________
_____________________________                                                             AUTHORIZED SIGNER
TITLE
                                                                                Date:
_____________________________                                                        __________________________
DATE
                                                                                 Compliance Status:     Yes   No

                     DISBURSEMENT REQUEST AND AUTHORIZATION

Borrower: Synon Corporation             Lender: SILICON VALLEY BANK
          Synon, Inc.                           1731 Embarcadero Road, Suite 220
          1100 Larkspur Landing Circle          Palo Alto, CA 94303
          Larkspur, CA 94939

--------------------------------------------------------------------------------

LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $4,000,000.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: Short Term Working Capital.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                                                                     Revolving Line
                                                                                     --------------
                 Amount paid to Borrower directly:                                   $__________
                 Undisbursed Funds                                                   $__________

                 Note Principal                                                      $__________

CHARGES PAID IN CASH.  Borrower has paid or will pay in cash as agreed the following charges:

         Prepaid Finance Charges Paid in Cash:                                       $__________
                 $______Loan Fee
                 $______Accounts Receivables Audit

         Other Charges Paid in Cash:                                                 $__________
                 $______UCC Search Fees
                 $______UCC Filing Fees
                 $______Patent Filing Fees
                 $______Trademark Filing Fees
                 $______Copyright Filing Fees
                 $______Outside Counsel Fees and Expenses (Estimate)

Total Charges Paid in Cash                                                           $__________

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered ______ the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Bank may voluntarily terminate Automatic Payments.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF______, 1994.


BORROWER:

     -----------------------------------------------

     -----------------------------------------------
Authorized Officer

================================================================================

                              DISCLOSURE SCHEDULE
                                       TO
                          LOAN AND SECURITY AGREEMENT
                           DATED AS OF MARCH 17, 1994
         BETWEEN SYNON CORPORATION, SYNON, INC. AND SILICON VALLEY BANK

Section 1.1

         Indebtedness being disclosed pursuant to clause (b) of the definition of "Permitted Indebtedness":

         Indebtedness in the amount of $1,500,000 to International Business Machines Corporation ("IBM") pursuant to a Development Incentive Agreement, dated as of September 27, 1990, between Synon Inc. and IBM, as amended on August 28, 1992.

         Synon Corporation and Synon Inc. have provided unlimited guarantees to Midland Corporate Banking on behalf of Synon Europe Ltd. and Synon Limited (inactive) with respect to a pounds 200,000 multi-currency borrowing facility.

         Synon Corporation has provided an unconditional guarantee for a rental bond related to the lease of office space to Barclays Bank PLC on behalf on Synon France SARL.

         Synon Corporation has provided various guarantees to landlords and lessors on behalf of Synon Corporation's subsidiaries.

         Various intercompany balances as disclosed in the financial statements.

         Various royalties due to third parties as accrued for in the financial statements.

         Investments being disclosed pursuant to clause (a) of the definition of "Permitted Investments":

         Loan to Chris Herron with a principal balance at December 31, 1993 to $750,000 which is secured by Synon stock (was paid off March 10, 1994).

         Loan to John de Wit with a principal balance at December 31, 1993 of $45,000 which is secured by Synon stock.

         Loan to Paul Wilde with a principal balance at December 31, 1993 of $95,000 which is secured by real property and which is being forgiven with passage of time.

         Loan to Rick Brown with a principal balance at December 31, 1993 of $24,764 which is secured by stock options and which is being forgiven with passage of time.

         Various intercompany balances as disclosed in the financial statements.

         Miscellaneous promissory notes for payment associated with the sales of software licenses.

         Miscellaneous prepaid royalties to third parties as reflected in the financial statements.


         Investments in the following direct or indirect Subsidiaries:

         Subsidiary                        Stock Ownership
         ----------                        ---------------
         Synon Europe Ltd.                 100% owned by Synon Corporation

         Synon, Inc.                       100% owned by Synon Europe Ltd.

         Synon Canada Ltd.                 100% owned by Synon, Inc.

         Synon International
         Limited (inactive)                100% owned by Synon Europe Ltd.

         Synon U.K. Limited
           (inactive)                      100% owned by Synon Europe Ltd.

         Synon Limited
           (being liquidated)              100% owned by Synon Corporation

         Synon France SARL                 100% owned by Synon Corporation

         Synon Japan Ltd.                  51%  owned by Synon corporation
                                           49%  owned by Toppan Moore
                                                Systems Limited (Synon
                                                Distributor)

         Synon Italia S.r.l.               65%  owned by Synon Corporation
                                           35%  owned by Systems &
                                                Management S.p.A (Synon
                                                distributor)

         Synon Asia Ltd.                   75%  owned by Synon corporation
                                           25%  owned by Commercial Software
                                                Services Limited (Synon
                                                distributor)
         Mallaig Enterprises Ltd.
           (inactive N.Z. corp.)           100% owned by Synon Corporation

         Synon Pty Ltd.                    100% owned by Synon Corporation

Strategic Information
  Systems Pty (inactive)                   43% owned by Synon Pty Ltd
                                           57% owned by M. Slattery (former
                                               managing director)

Synon Research Limited                    100% owned by Synon Corporation

         Liens being disclosed pursuant to clause (a) of the definition of "Permitted Liens":

         A purchase money security interest in one Xerox 4050 laser printer in favor of Xerox Corporation.

         A purchase money security interest in one Xerox 1090 copier in favor of Xerox Corporation.

         Synon, Inc. has leased various items of computer equipment from IBM pursuant to equipment leases and related supplements.

         Purchase money security interests in certain items of telecommunications equipment in favor of Bruce Baum Associates, Inc.

         Purchase money security interest in a telephone system in favor of NEC America, Inc.

         A lien in favor of IBM under the Development Incentive Agreement.

         Liens falling within the exception set forth in clause (j) of the definition of Permitted Liens:

         Liens of the type described in such clause (j) arising in connection with certain deposit accounts with Wells Fargo Bank, which accounts will be closed promptly upon the clearance of outstanding checks under such accounts or arising in connection with Borrower's investment account at Morgan Stanley. One account (#4539-036939) at Wells Fargo Bank will remain open pursuant to Section 6.7 of the Loan and Security Agreement.

Section 4.1

         Borrower's representation set forth in the second sentence of Section
4.1 is subject to the possible existence of Liens of the types set forth in paragraphs (b), (c), (d), (e), (f), (h), (i), (j) and (k) of the definition of Permitted Liens.

Section 5.3

         On September 15, 1992, Synon Corporation purchased the entire issued share capital of Dysys (since renamed to Synon Research Limited) and in conjunction with the purchase gave certain individuals author's royalties on Synon's next generation tool.

Section 5.6

         Synon Consulting, Inc. which was merged into Synon, Inc. did business under the "Synon Consulting, Inc." name.

         Prior to the establishment of Synon Corporation, Synon Limited acted as the corporate parent for the Synon family.

Section 5.7

         Synon Inc. has been served by ABC Home Health care in its suit against IBM Corporation, but was not named in the suit. Synon Inc. was a subcontractor to IBM.

                          LOAN MODIFICATION AGREEMENT

        This Loan Modification Agreement is entered into as of June 5, 1995, by and between Synon, Inc. and Synon Corporation (the "Borrower") whose address is 1100 Larkspur Landing Circle, Larkspur, California 94939 and Silicon Valley Bank ("Bank"), whose address is 3000 Lakeside Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Revolving Promissory Note dated June 5, 1995, in the original principal amount of Four Million and 00/100 ($4,000,000.00) (the "Line"). The Line, together with other promissory Lines from Borrower to Lender, is governed by a Loan and Security Agreement dated March 1994, between Borrower and Lender, as such agreement may be amended from time to time (the "Loan Agreement"). Defined terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES: Repayment of the Indebtedness is secured by a Collateral as described in the Loan Agreement. Additionally, repayment of the indebtedness is guaranteed by Synon Europe (the "Guarantor") pursuant to an Unconditional Guaranty (the "Guaranty").

Hereinafter, the above-described security documents and guaranties, together with all other documents securing payment of the Note (and other notes executed by Borrower in favor of Bank) shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3.      DESCRIPTION OF CHANGE IN TERMS.

        A.      Modification(s) to Loan Agreement

                1. The term "Maturity Date" is hereby amended to mean May 31, 1996.

                2. The term "Revolving Note" shall mean the Promissory Note dated June 5, 1995, in the amount of Four Million and 00/100 Dollars ($4,000,000.00), which amends and restates that certain Revolving Note dated March 17, 1994.

                3. Section 6.8 entitled "Quick Ratio" is hereby amended to read in its entirety:

                        Parent shall maintain, on a consolidated basis with its Subsidiaries, on a monthly basis, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities (excluding deferred revenue relating to maintenance income) of at least 1.10 to 1.00.

                4. Section 6.9 entitled "Additional Quick Ratio" is hereby amended to read in its entirety:

                        Synon, Inc. shall maintain, on a quarterly basis, a Quick Ratio of 0.90 to 1.00.

                5. Section 6.10 entitled "Debt-Net Worth Ratio" is hereby amended to read-in its entirety:

                        Parent shall maintain, on a consolidated basis with its Subsidiaries, on a monthly basis, as of the last day of each calendar month, a ratio of Total Liabilities less Subordinated Debt (and excluding deferred revenue relating to maintenance income) to Net Worth plus Subordinated Debt of not more than (i) for the period from execution of this Loan Agreement until December 31, 1995, 3.00 to 1.00 and (ii) decreasing to 2.50 to
                        1.00 thereafter.

                6. Section 6.11 entitled "Profitability" is hereby amended to read in its entirety:

                        Parent shall, on a consolidated basis with its Subsidiaries, not suffer a loss in excess of Seven Hundred Fifty Thousand Dollars ($750,000) for the second fiscal quarter of 1995, and Three Hundred Thousand Dollars ($300,000) for the third fiscal quarter of 1995 and, thereafter, shall be profitable before taxes and after taxes for each fiscal quarter.

                        Additionally: Synon Corporation, on a consolidated basis shall be profitable annually and Synon, Inc., on a consolidating basis, shall be profitable annually.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay Lender a fee either in the amount of Thirty Thousand Three Hundred Fifty and No/100 Dollars ($30,000.00) or Fifteen Thousand and 00/100 Dollars ($15,000.00) plus 15,000 shares of stocks in the amount of $3.00 per share (the "Loan Fee").

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

   This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                               BANK:

SYNON, INC.                             SILICON VALLEY BANK

By: /s/ PAUL WILDE                      By: /s/ KATHLEEN BARIE
   --------------------------------        --------------------------------
Name: Paul Wilde                        Name: Kathleen Barie
     ------------------------------          ------------------------------
Title: CEO                              Title: Vice President
      -----------------------------           -----------------------------


SYNON CORPORATION

By: /s/ PAUL WILDE
   --------------------------------
Name: Paul Wilde
     ------------------------------
Title: CEO
      -----------------------------


Guarantor consents to the modifications to the indebtedness pursuant to this Loan Modification Agreement, hereby ratifies the provisions of the Guaranty and confirms that all provisions of that document are in full force and effect.


GUARANTOR:

SYNON EUROPE

By: /s/ RICHARD GOLDBERG                Date:  6-15-95
   --------------------------------          -----------
Name: Richard Goldberg
     ------------------------------
Title: Director
      -----------------------------

                                PROMISSORY NOTE
================================================================================

BORROWER: Synon, Inc.                      LENDER: Silicon Valley Bank
          Synon Corporation                        Embarcadero/Technology
          1100 Larkspur Landing Circle             1731 Embarcadero, Suite 220
          Larkspur, CA 94939                       Palo Alto, CA 94303

================================================================================
                             INITIAL RATE: 11.000%
PRINCIPAL AMOUNT: $4,000,000.00                      DATE OF NOTE: JUNE 5, 1995

PROMISE TO PAY. Synon, Inc. and Synon Corporation ("Borrower") promise to pay to Silicon Valley Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Four Million & 00/100 Dollars ($4,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on May 31, 1996. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning July 31, 1995, and all subsequent interest payments are due on the same day of each month after that. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days in the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is Lender's Prime Rate (the "Index"). This is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each time the prime rate is adjusted by Silicon Valley Bank. The Index currently is 9.000% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 2.000 percentage points over the Index, resulting in an initial rate of 11.000% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sale agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect. (e) Borrower dies or becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any of the events described in this default section occurs with respect to any guarantor of this Note.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to 7.000 percentage points over the Index, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Santa Cruz County, the State of California. (Initial here _______). Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed in accordance with the laws of the State of California.

LINE OF CREDIT. This Note evidence a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligations to advance funds under this Note if: (a) Borrower or any guarantor is in default under the term of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

REQUEST TO DEBIT ACCOUNTS. Borrower will regularly deposit all funds received from its business activities in accounts maintained by Borrower at Silicon Valley Bank. Borrower hereby requests and authorizes Lender to debit any of Borrower's accounts with Lender, specifically, without limitation, Account Number 02721376-70, for payments of principal and interest due on the loan and any other obligations owing by Borrower to Lender. Lender will notify Borrower of all debits which Lender makes against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off.

LOAN AND SECURITY AGREEMENT. This Note is subject to and shall be governed by all the terms and conditions of the Loan and Security Agreement dated March, 1994 between Lender and Borrower, as the same may be amended from time to time, which Business Loan Agreement is incorporated herein by reference.

                                PROMISSORY NOTE                          Page 2
                                  (Continued)

===============================================================================

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.


SYNON, INC.                                     SYNON CORPORATION

By: /s/ Paul Wilde                              By: /s/ Paul Wilde
    ----------------------------                 ----------------------------
    Name: Paul Wilde, Title: CFO                 Name: Paul Wilde, Title: CFO

===============================================================================
Variable Rate, Line of Credit.        LASER PRO, Reg. U.S. Pat. & T.M. Off.,
                                      Var. 3, 19(c) 1985 CFI Pro Services, Inc.
                                      All rights reserved. [CA-O20 SYNON.LN
                                      G1.OVL]

AMENDMENT TO INTEREST RATE: Rate will decrease to prime plus 1.25% upon the company achieving an aggregate Modified Profit of $250,000.

                          LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement (this "Agreement") is entered into as of July 15, 1996, by and between Synon, Inc. and Synon Corporation (individually, the "Borrower" and collectively, the "Borrowers") whose address is 1100 Larkspur Landing Circle, Larkspur, CA 94939, and Silicon Valley Bank ("Bank") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Promissory Note, dated June 5, 1995, in the original principal amount of Four Million and 00/100 Dollars ($4,000,000.00) (the "Revolving Note") and, being executed concurrently herewith, a Promissory Note in the original principal amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00) (the "Term Note"). The Revolving Note and the Term Note, together with other promissory note from Borrower to Bank, are governed by a Loan and Security Agreement dated March 1994, between Borrower and Bank, as such agreement may be amended from time to time (the "Loan Agreement"). Defined terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and an Intellectual Property Security Agreement dated March 17, 1994. Additionally, repayment of the Indebtedness is guaranteed by Synon Europe (the "Guarantor") pursuant to an Unconditional Guaranty (the "Guaranty").

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.       Modification(s) to Revolving Note.

                  1. Payable in one payment of all outstanding principal plus all accrued unpaid interest on July 14, 1997. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date beginning August 14, 1996, and all subsequent interest payments will be due on the same day of each month thereafter.



                  2. The interest rate to be applied to the unpaid principal balance of the Revolving Note is hereby decreased, effective as of this date, to one and one-quarter (1.25) percentage points over the Bank's current Index (as defined therein).

         B.       Modification(s) to Loan Agreement.


                  1. The first paragraph of Section 2.1 entitled "Revolving Advances" is hereby amended in its entirety, to read as follows:

                           Subject to the terms and conditions of this Agreement, Bank agrees to make cash advances ("Advances") to Borrowers in an aggregate amount not to exceed the lesser of the Committed Line or the Borrowing Base. For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to seventy percent

                           (70%) of Eligible Accounts less the Daylight
                           Overdraft Reserve (as defined herein) less any outstandings under the Letter of Credit Sublimit (as defined herein) less any outstandings under the Cash Management Sublimit (as defined herein).


                  2. The following sections are hereby incorporated into the Loan Agreement:

                           2.1.1 Letter of Credit Sublimit.


                           Subject to the terms and conditions of this Agreement, as may be amended from time to time, Bank agrees to issue or cause to be issued under the Revolving Facility standby letters of credit for the account of Borrowers in an aggregate face amount not to exceed (i) the lesser of Two Million and 00/100 Dollars ($2,000,000.00) or the Borrowing Base. Each such letter of credit shall have an expiry date of no later than ninety (90) days after the maturity date of the Revolving Facility; provided that Borrower's letter of credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the maturity date of Revolving Facility if the term of this Agreement is not extended by Bank. All such letters of credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement.

                           2.1.2 Cash Management Sublimit.


                           Borrowers may utilize up to an aggregate amount not to exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00) for Cash Management Services provided by Bank, which services may include merchant services, PC-ACH, direct deposit of payroll, Business Visa, Firstax, and other check cashing services as defined in that certain Cash Management Services Agreement provided to Borrowers in connection herewith (a "Cash Management Service", or the "Cash Management Services"). All amounts actually paid by Bank in respect of a Cash Management Service or Cash Management Services shall, when paid, constitute an Advance under the Revolving Facility.

                           2.1.3 Daylight Overdraft Reserve.


                           Three Hundred Thousand and 00/100 Dollars
                           ($300,000.00) (the "Daylight Overdraft Reserve") of the Revolving Facility will be reserved to support any daylight overdrafts created by the issuance of checks or other debits (including wire transfers) in excess of the collected funds in Borrower's deposit account. The Daylight Overdraft Reserve shall be at all times deducted from the Borrowing Base and the Revolving Facility when determining availability under the Borrowing Base. Borrowers agree that all overdrafts which cannot be collected within five (5) working days shall be deemed an Advance under the Revolving Facility from the date the overdraft occurred and shall accrue interest at the prevailing interest rate.

                           2.1.4 Equipment Advances.


                           (a) At any time from the date hereof through April 15, 1997 (the "Equipment Availability End Date"), Borrowers may from time to time request advances (each an "Equipment Advance" and collectively, the "Equipment Advances") from Bank in an aggregate amount not to exceed the Committed Equipment Line. To evidence the Equipment Advance or Equipment Advances, Borrowers shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the equipment to be purchased. The Equipment Advances shall be used only to purchase equipment and shall not exceed one-hundred percent (100%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. SOFTWARE MAY, HOWEVER, CONSTITUTE UP TO TWENTY PERCENT (20%) OF EACH EQUIPMENT ADVANCE.

                           (b)Interest shall accrue from the date of each Equipment Advance at the rate specified in Section in
                           Section 2.4(a), and shall be payable monthly for each month through the month in which the Equipment Availability End Date falls. Any Equipment Advances or Equipment Advances that are outstanding on the Equipment Availability End Date will be payable in twenty-four (24) equal monthly installments of principal plus all accrued interest, beginning on the Payment Date of each month following the Equipment Availability End Date.

                           (c)When Borrowers desires to obtain an Equipment Advance, Borrowers shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer and include a copy of the invoice for the Equipment to be financed.

                  3. Section 2.4(a) entitled "Interest Rate" is hereby amended in its entirety, to read as follows:

                           Except as set forth in Section 2.4(b), (i) any Advances evidenced by the Revolving Note shall bear interest, on the average Daily Balance, at a rate equal to one and one-quarter (1.25) percentage points above the Prime Rate and (ii) any Equipment Advanced evidenced by the Term Note shall bear interest, on the average Daily Balance, at a rate equal to one and three-quarters (1.75) percentage points above the Prime Rate.

                  4. The first sentence of Section 2.4(c) entitled "Payments" is hereby amended in its entirety, to read as follows:

                           Interest under the Revolving Facility shall be due and payable on the fourteenth (14th) Business Day of each calendar month during the term hereof.

                  5. The fourth paragraph of Section 6.3 entitled "Financial Statements, Reports, Certificates" is hereby amended in its entirety, to read as follows:

                           For any period in which any Advances or Equipment Advances are outstanding under this Agreement, Bank shall have a right from time to time thereafter to audit either Borrower's Accounts at such Borrower's expense, provided that such audits will be conducted no more often than two (2) times per year unless an Event of Default has occurred and is continuing. In addition, Borrowers shall provide to Bank, no later than December 15, 1996, its projections for the year 1997.

                  6. Section 6.8 entitled "Quick Ratio" is hereby amended in its entirety, to read as follows:

                           Parent shall maintain, on a consolidated basis with its Subsidiaries, on a monthly basis, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities (excluding deferred revenue) of at least 1.25 to 1.00.

                  7. Section 6.10 entitled "Debt-Net Worth Ratio" is hereby amended in its entirety, to read as follows:

                           Parent shall maintain, on a consolidated basis with its Subsidiaries, on a monthly basis, as of the last day of each calendar month, a ratio of Total Liabilities less Subordinated Debt (excluding deferred revenue) to Net Worth (including intangible assets) plus Subordinated Debt of not more than (i) for the period from execution of this Agreement until December 31,1996, of 2.50 to 1.00 and (ii) 2.00 to
                           1.00 thereafter.

                  8. Section 6.l1 entitled "Profitability" is hereby amended in its entirety, to read as follows:

                           Parent shall, on a consolidated basis with its Subsidiaries, not suffer a loss in excess of Four Hundred Thousand Dollars ($400,000.00) for the second fiscal quarter of 1996, and shall be profitable before taxes and after taxes for each fiscal quarter thereafter. Furthermore, Parent shall achieve minimum profitability before taxes and after taxes, of One Million Seven Hundred Thousand and 00/100 Dollars ($1,750,000.00) for the fourth fiscal quarter of 1996.

                           Additionally: Synon Corporation, on a consolidated basis, shall be profitable annually and Synon, Inc., on a consolidating basis, shall be profitable annually.

                  9. The following section is hereby incorporated into Loan Agreement:

                           6.14. Liquidity Ratio. Borrowers shall maintain, for Borrowers only and not on a consolidated basis with any other entity, as of the last day of each month, a ratio of Liquid Cash plus availability under the Revolving Facility to outstandings under the Term Facility of not more than 2.00 to 1.00.

                  10. Section 6.14 is hereby added to the list of Sections under Section 8.2 entitled "Covenant Default".

                  11. The following Definitions are hereby added and/or amended, and shall supersede any and all prior Definitions"

                           "COMMITTED EQUIPMENT LINE" means Four Hundred Thousand and 00/100 Dollars ($400,000.00).

                           "LIQUID CASH" means all of Borrowers cash on hand (and cash equivalents).

                           "MATURITY DATE" means, for the Revolving Facility, July 14, 1997.

                           "PROFITABILITY" means net income plus amortization of capitalized software minus new capitalized software.

                           "TERM FACILITY" means the facility under which Borrowers may request Bank to make Equipment Advances, as specified in Section 2.1.4 hereof.

                           "TERM FACILITY MATURITY DATE" means April 15,1999.

                           "TERM NOTE" mean a promissory note, dated July 15, 1996, in substantially the form of Exhibit A attached hereto.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF FACILITY FEE. Borrower shall pay to Bank a fee in the amount of Thirty Thousand and 00/100 Dollars ($30,000.00) (the "Facility Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon:

         (i)      Borrower's payment of the Facility Fee;

         (ii) an accounts receivable examination to be completed with results satisfactory to Bank; and

         (iii) Bank's receipt of Borrowers audited 1995 fiscal year end financial statements.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                    BANK:

SYNON, INC.                                  SILICON VALLEY BANK

By: /s/ Paul K. Wilde                        By: /s/ Kathleen Borie
   -------------------------------              -------------------------------

Name: Paul K. Wilde                          Name: Kathleen Borie
     -----------------------------                -----------------------------
Title: CFO                                   Title: Senior Vice President
      ----------------------------                 ----------------------------



SYNON, CORP


By: /s/ Paul K. Wilde
   -------------------------------

Name: Paul K. Wilde
     -----------------------------
Title: CFO
      ----------------------------


The undersigned hereby consents to the modifications to the Indebtedness pursuant to this Loan Modification Agreement, hereby ratifies all the provisions of the Guaranty and confirms that all provisions of that document are in full force and effect.


GUARANTOR:


SYNON EUROPE

By: /s/ Richard Goldberg
   -------------------------------

Name: Richard Goldberg
     -----------------------------

Title:  Director
      ----------------------------

                                 PROMISSORY NOTE

================================================================================

Borrower:  Synon, Inc. and Synon Corporation      Lender:  Silicon Valley Bank
           1100 Larkspur Landing Circle                    3003 Tasman Drive
           Larkspur, CA 94939                              Santa Clara, CA 95054

================================================================================

Principal                  Initial
Amount:     $400,000.00    Rate:     10.000%      Date of Note: July 15, 1996

PROMISE TO PAY Synon, Inc. and Synon Corporation ("Borrower") promises to pay to Silicon Valley Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

  The Draw Period shall begin as of this date and shall end on April 15, 1997 (the "Draw Period"). During the Draw Period, Borrower shall pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning August 15, 1996 and all subsequent interest payments will be due on the same day of each month thereafter. The outstanding principal balance on April 15, 1997, will be payable in twenty-four (24) even payments of principal plus interest will be due as of each payment date, beginning May 15,1997 and all subsequent payments of principal plus interest will be due on the same day of each month thereafter. The final payment, due, on April 15, 1999, will be for all outstanding principal plus all accrued interest not yet paid.

Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is Lender's Prime Rate (the "Index"). This is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrower's, request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each time the prime rate is adjusted by Silicon Valley Bank. The Index currently is 8.250 per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of
1.750 percentage point over the Index, resulting in an initial rate of 10.000% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrowers behalf is false or misleading in any material respect. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any of the events described in this default section occurs with respect to any guarantor of this Note.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrowers failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to 5.000 percentage points over the otherwise effective interest rate, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lenders attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. THIS NOTE HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF SANTA CLARA COUNTY, THE STATE OF CALIFORNIA. (INITIAL HERE /s/ PW). Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed in accordance with the laws of the State of California.

                                 PROMISSORY NOTE
                                    CONTINUED

LINE OF CREDIT. This note evidences a straight line of credit through the end of the Draw Period. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrowers accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this
Note if; (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantors guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

ADVANCE RATE. At any time from the date hereof through the end of the Draw Period, Borrower may request advances (each an "Equipment Advance" and collectively, the "Equipment Advances") from Lender in an aggregate amount not to exceed the principal amount of this Note. To evidence the Equipment Advances, Borrower shall deliver to Lender, at the time of each advance request, an invoice for the equipment to be purchased. The Advances shall be used only to purchase equipment and shall not exceed one hundred percent (100%) of the invoice amount approved from time to time by Lender, excluding taxes, shipping, software and installation expense. Software may, however, constitute up to twenty percent (20%) of each Equipment Advance.

LOAN AND SECURITY AGREEMENT. This Note is subject to and shall be governed by all the terms and conditions of the Loan and Security Agreement dated March 1994, as such agreement may be amended from time to time, between Borrower and Lender, which Loan and Security Agreement is incorporated herein by reference.

REQUEST TO DEBIT. Borrower will regularly deposit funds received from its business activities in accounts maintained at Silicon Valley Bank. Borrower hereby authorizes Lender to debit any accounts with Lender, including, without limitation, Account Number ______________ for payments of principal and interest due on the loan and any other obligations owing by Borrower to Lender. Lender will notify Borrower of all debts which Lender makes against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by low, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lenders security interest in the collateral and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

SYNON INC.                              SYNON CORPORATION

By: /s/ PAUL K. WILDE                   By: /s/ PAUL K. WILDE
   ----------------------------            -------------------------------

Name: Paul K. Wilde                     Name:     Paul K. Wilde
     --------------------------              -----------------------------

Title: CFO                              Title: CFO
      ----------------------------            ----------------------------